                                 EXHIBIT 10.7
                                 ------------
                                   AGREEMENT
                                   ---------

    AGREEMENT, made as of the 29th day of January, 1996, by and between FAY'S INCORPORATED, a New York corporation having its principal executive offices located at 7245 Henry Clay Boulevard, Liverpool, New York 13088 (the "Company) and HENRY A. PANASCI, JR., residing at 3000 Howlett Hill Road, Camillus, New York (the "Executive").
                                  WITNESSETH:

    WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept/continue employment with the Company, on the terms and conditions herein set forth.
    NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the Company and the Executive agree as follows:
    1. PERIOD OF EMPLOYMENT. The Company hereby agrees to continue the
       --------------------
employment of the Executive pursuant to the terms of this Agreement for the period beginning February 1, 1996 and expiring on January 31, 1997. The term of the Executive's employment will be extended by one (1) year at the completion of each full year of employment.
    2. POSITIONS, DUTIES AND RESPONSIBILITIES.
       --------------------------------------
        (a) During the Executive's period of employment, the Executive shall continue to serve as Chairman of the Board and Chief Executive Officer of the Company or of such divisional profit center as shall then comprise the business, assets and properties of the Company. The Executive shall have duties, responsibilities and authority consistent with those which normally attend the position of Chairman of the Board and Chief Executive Officer of an enterprise comparable to the Company.

        (b) The Executive shall devote his best efforts and services to the business and affairs of the Company, provided, however, this provision shall not preclude the Executive from devoting reasonable periods required as a director or member of a committee of any organization involving no conflict of interest with the interests of the Company, from engaging in charitable and community activities and/or from managing his personal investments and affairs.
    3. COMPENSATION.
       ------------
        (a) For all services rendered by the Executive in any capacity during the term of this Agreement, the Executive shall be paid as compensation a salary of $395,000.00 per year, payable in equal weekly installments, or such greater amount as the Compensation Committee of the Board of Directors of the Company may from time to time determine.

        (b) The Executive shall be entitled to periods of paid vacation as approved by the Executive Committee of the Board of Directors, taken at such times as shall be elected by the Executive.

        (c) The Executive shall be entitled to reimbursement of expenses incurred by the Executive in the course of his duties, in accordance with the practices of the Company in effect with respect to executive officers of the Company, provided, however, that the Executive, so long as the Executive is employed by the Company, shall be provided the use of an automobile leased by the Company equivalent in value to the automobile currently leased by the Company for use by the Executive.

4. EMPLOYEE BENEFIT PLANS.
   ----------------------
        (a) The Executive, his dependents and beneficiaries shall be entitled to all payments and benefits and service credit for benefits to which executive officers of the Company, their dependents and beneficiaries are entitled under the terms of all employee benefit plans and programs of the Company and of the Fay's Incorporated Welfare Benefit Trust, including, without limitation, group term life insurance, participation in the Fay's Incorporated Pension Plan and the Fay's Incorporated Profit Sharing Plan and any other pension and retirement plans maintained by the Company, coverage under medical, dental, prescription drug, hospitalization, disability, health and welfare plans, sick leave, holidays, employee store discounts and such other related benefits as are or may be made available from time to time to executive officers of the Company. Notwithstanding the foregoing, in the event, the Company or any successor to the Company (as described in Paragraph 16) maintains employee benefit plans and/or programs which provide benefits not covered or benefits that exceed those offered by the Company prior to a Change in Control (as defined in Paragraph
10), the Executive shall be entitled to participate in and be provided coverage under such plans and/or programs in addition to or in lieu of similar plans and/or programs offered by the Company prior to a Change in Control.

        (b) It is the intent of the parties that the Executive shall continue to be entitled following a Change in Control to benefits and service credit for benefits at least equal to those attached to his position prior to a Change in Control. Without the Executive's written consent, the Company shall

                                      (2)
not reduce the level of such benefits or service credit for benefits. In the event of any such reduction, by amendment or termination of any plan, program or practice, the Company or any successor Company will arrange to provide the Executive and his dependents with benefits at least equal to the benefits existing under such plans, programs or practices that he and his dependents would have received if such reduction had not taken place. Payment of benefits to the Executive hereunder shall not reduce the amount of compensation or other payments otherwise due the Executive pursuant to the terms of this Agreement.

5. TERMINATION.
   -----------
        (a) The Company's Board of Directors may terminate this Agreement at any time, subject to providing the severance compensation and benefits to the Executive as specified herein.
        (b) This Agreement shall terminate automatically upon the death of the Executive if such death occurs prior to the Executive having a right to receive severance benefits pursuant to Paragraph 6, except that the provisions of Paragraph 8 dealing with continuation of benefits for the Executive's surviving spouse shall survive such automatic termination (see also Paragraph 22(c) hereof).
        (c) Upon the Executive's Disability (as defined in Paragraph 7), the Company may terminate the Executive's employment in accordance with Paragraph 7.
        (d) The Company may terminate the Executive's employment at any time for "Cause," without further obligation to the Executive for compensation or benefits hereunder, only on the basis of (i) a material breach by Executive of his obligations under this Agreement, (ii) conviction of the Executive of a crime constituting a felony, (iii) fraud, misappropriation, theft or embezzlement on the part of the Executive, or (iv) a continued deliberate and intentional refusal by the Executive to comply with the provisions of Paragraph 2(b) relating to the devotion of the Executive's best efforts and services to the business and affairs of the Company (except by reason of incapacity due to illness or accident). Notwithstanding the foregoing, except by reason of a termination effectuated pursuant to subparagraph (d)(v), the Executive shall not be deemed to have been terminated for Cause unless there shall have been delivered to the Executive a written notice of termination from the Company, after reasonable notice to the Executive and an opportunity for the Executive (together with the Executive's counsel) to be heard before the Company's Board of Directors, accompanied by a resolution duly adopted by not less than

                                      (3)
three-quarters of the directors of the Company then in office, finding that in the good faith opinion of the Board, the Executive was guilty of the conduct set forth above and specifying the particulars thereof in detail.
        (e) The Executive may terminate his employment hereunder for "Good Reason." "Good Reason" shall mean (i) a failure by the Company to comply with any material provision of this Agreement that has not been cured within thirty
(30) days after notice of such noncompliance has been given to the Company by the Executive; (ii) any purported termination of the Executive's employment for Cause which is not effected in accordance with Paragraph 5(d) hereof; (iii) anytime within sixty (60) days following the request of a superior officer of the Company for the resignation of the Executive as an officer of the Company;
(iv) anytime within thirty (30) days of reaching a mutual agreement with a superior officer of the Company that the Executive shall resign as an officer of the Company.
        (f) Subsequent to a Change in Control, in addition to the definition contained in Paragraph 5(e), Good Reason shall also mean any of the following events occurring within thirty-six (36) months following a Change in Control:
        (i) the assignment by the Company of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company as of the date of the Change in Control or a change in the Executive's reporting responsibilities, titles or offices on such date;
        (ii) a reduction of the Executive's base salary in effect immediately prior to a Change in Control;
        (iii) a relocation of the Company's principal executive offices to a location outside of Onondaga County, New York, or the relocation of the Executive's office within the executive offices of the Company;
        (iv) the failure by the Company to continue in effect without reduction the level of benefits of any health, welfare or retirement benefit plan or program of the Company in which the Executive was participating immediately prior to a Change in Control;
        (v) a determination made by the Executive that due to changed circumstances occurring on or after a Change in Control he is unable to carry out the duties and responsibilities attached to his position; or
        (vi) any failure by the Company to obtain the assumption of this Agreement in accordance with Paragraph 16.

                                      (4)

        (g) Any termination by the Executive for Good Reason pursuant to Paragraph 5(e) shall become effective upon delivery to the Company of a written notice by the Executive indicating that the Executive is terminating his employment for Good Reason and setting forth in reasonable detail the facts and circumstances providing the basis for such termination.

        (h) Any termination by the Executive for Good Reason following a Change in Control pursuant to Paragraph 5(f) shall become effective no earlier than six
(6) months following a Change in Control and upon delivery to the Company of a written notice by the Executive indicating that the Executive is terminating his employment for Good Reason and setting forth in reasonable detail the facts and circumstances providing the basis for such termination.

6. SEVERANCE COMPENSATION UPON TERMINATION OF EMPLOYMENT.
   -----------------------------------------------------

        (a) If the Company shall terminate the Executive's employment without Cause, or the Executive shall terminate his employment for Good Reason prior to a Change in Control, the Company shall pay the Executive a severance benefit equal to two (2) times the Executive's base annual salary at the time of termination of employment, plus two (2) times the highest annual bonus paid to the Executive in respect of the three (3) most recent fiscal years. Said severance benefit shall be payable in one hundred four (104) equal weekly installments, commencing within two (2) weeks of the Executive's termination of employment.

        (b) If, following a Change in Control, the Company shall terminate the Executive's employment without Cause, or the Executive shall terminate his employment for Good Reason, the Company shall pay the Executive a severance benefit equal to three (3) times the Executive's base annual salary at the time of termination of employment, plus three (3) times the highest annual bonus paid to the Executive in respect of the three (3) most recent fiscal years. Said severance benefit shall be payable, at the Executive's option, in either (i) one lump sum within two (2) weeks of the Executive's termination of employment, or
(ii) in one hundred fifty-six (156) equal weekly installments, commencing within two (2) weeks of the Executive's termination of employment.

        (c) All amounts and benefits payable to the Executive under this Agreement shall not be deemed or treated as damages but as severance compensation to which the Executive is entitled by reason of his past service to the Company. The Executive shall not be required to mitigate the amount of any payment or benefit provided hereunder by seeking other employment or

                                      (5)
otherwise, nor shall the amount of any payment or benefit be reduced by any compensation or benefit received as the result of the employment of the Executive following the termination of the Executive's employment under the terms of this Agreement.

7. DISABILITY OF THE
   -----------------
EXECUTIVE.
- ----------

        (a) The term "Disability," as used in this Agreement, shall mean a physical or mental illness which has prevented the Executive from performing his duties on a full-time basis under this Agreement for a period of six (6) consecutive months. During said six (6) month period, the Executive shall continue to be paid his salary which would otherwise be paid pursuant to Paragraph 3 of this Agreement, reduced by any disability payments to which the Executive may be entitled during such period under any benefit plan of the Company or insurance policy maintained by the Company. If, following said six
(6) month period, the Executive shall fail to return to the full-time performance of his duties within thirty (30) days after written notice from the Company, the Company may terminate Executive's employment. A determination of the Executive's Disability shall be made by a qualified medical doctor selected by the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. Such determination shall be in writing and shall describe the nature of the Executive's physical or mental illness and the opinion of the physician that due to such illness, the Executive is unable to perform the services required of him pursuant to this Agreement.

        (b) In the event of the termination of the Executive's employment on account of the Executive's Disability, the Company shall pay to the Executive an amount equal to 60 percent of the salary which would otherwise be payable pursuant to Paragraph 3 of this Agreement for a period ending on the date the Executive attains age 70, reduced by any disability payments to which the Executive may be entitled during such period under any benefit plan of the Company or insurance policy maintained by the Company.

8. CONTINUATION OF BENEFITS.
   ------------------------

        (a) Upon the death of the Executive or following the termination of the Executive's employment prior to or following a Change in Control for any reason (including retirement) other than for Cause pursuant to Paragraph 5(d), the Company shall maintain, in full force and effect, for the continued benefit of the Executive and/or his surviving spouse, during the lifetimes of the

                                      (6)

Executive and his surviving spouse, coverage under all health and welfare plans and programs maintained by the Company and the Fay's Incorporated Welfare Benefit Trust, as of the earlier of (i) the date on which the Executive terminates employment, or (ii) the date of a Change in Control, including group term life insurance, coverage under medical, dental, prescription drug, hospitalization and employee store discount programs. If the terms of any such welfare benefit plan or program does not permit the continued participation by the Executive or his surviving spouse following the termination of employment, then the Company will arrange to provide the Executive and/or his surviving spouse with benefits substantially similar to and no less favorable than the benefits the Executive would have been entitled to receive under such plans and programs had such plans and programs allowed for his continued participation in such plans and programs, provided, however, that the Executive or his personal representative may elect, within ninety (90) days after termination of the Executive's employment following a Change in Control, to be paid in cash an amount equal to the Company's cost of providing such benefits during the period that the Executive and/or his surviving spouse would have otherwise been entitled to coverage hereunder. Following a Change in Control, the Executive shall have the option to have assigned to him, at no cost and without apportionment of prepaid premiums, any assignable life insurance policy owned by the Company and relating specifically to the Executive.

        (b) In addition to the benefits set forth in subparagraph (a), upon the death of the Executive or following termination of the Executive's employment following a Change in Control, the Company shall pay to the Executive and/or his surviving spouse all medical expenses incurred not covered by the Company's health and welfare plans, including all deductible amounts, nursing home care and home health care services provided by trained medical personnel.

9. OUTSTANDING OPTIONS.
   -------------------

        (a) In the event the Executive shall, on the date of a Change in Control, hold outstanding and unexercised options granted by the Company (whether or not exercisable at that time) to acquire the Company's common stock, the Company shall, in addition to all other amounts payable under this Agreement, pay to the Executive, in a lump sum, an amount equal to the aggregate excess Fair Market Value of the shares of the Company's common stock subject to such options over the aggregate exercise price for such options,

                                      (7)
provided, however, in computing such lump sum payment, there shall be disregarded any options held by the Executive pursuant to which the exercise price is more than the Fair Market Value of the shares of the Company's common stock subject to such options.

        (b) For purposes of this Paragraph, Fair Market Value shall mean the greater of (i) the highest price per share paid in connection with any tender offer for the Company's common stock made within one hundred twenty (120) days prior to a Change iTI Control, including the value of any securities offered in exchange for shares of the Company's common stock, (ii) the highest price per share shown on a Schedule 13D or any amendment thereto filed by the holder of 25 percent or more of the Company's common stock, or (iii) the highest closing price per share of the Company's common stock on the New York Stock Exchange during the period commencing on the one hundred twentieth (120th) day prior to a Change in Control.

        (c) Said payment shall be paid by the Company to the Executive within two (2) weeks after a Change in Control. Upon receiving the payment from the Company called for by this Paragraph 9, the Executive shall execute and deliver to the Company a release of the Executive's rights under any unexercised options to purchase the Company's common stock.

    10. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control"
        -----------------
shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A or Regulation 14A promulgated under the Securities Act of 1934, provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) a tender offer shall be made and consummated for the ownership of 25 percent or more of the outstanding voting securities of the Company, (b) the Company shall be merged or consolidated with another corporation in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock are exchanged for cash, securities or other property, other than a merger of the Company in which the holders of the Company's voting securities immediately prior to the merger have the same proportionate ownership of the voting securities of the surviving corporation immediately after the merger, (c) any person, corporation, partnership or other entity (other than the Company, any of its profit sharing, employee stock ownership or other employee benefit plans, or a subsidiary of the Company, or any person who beneficially owned more than 10 percent of the combined voting

                                      (8)
power of the Company on October 1, 1993, or the successor(s) to such person as trustee, personal representative, donee, heir or legatee) becomes the "beneficial owner" (as such term is used in Section 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then-outstanding securities, or (d) during any period of two (2) consecutive years, individuals who at the beginning of such two (2) year period constitute the entire Board of Directors of the Company shall cease for any reason to constitute at least a majority of the Board of Directors of the Company, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors in office at the beginning of such period.

        Notwithstanding anything herein contained to the contrary, the foregoing events shall not be deemed a Change in Control if, within thirty (30) days following the transaction(s) or elections causing such Change in Control, either
(i) at least two-thirds of the members of the Board of Directors of the Company in office immediately prior to such Change in Control adopt a resolution pursuant to which such transaction(s) or election is deemed not to be a Change in Control for purposes of this Agreement, or (ii) the Executive delivers to the Board of Directors his written election not to treat such transaction(s) or election as a Change in Control.

    11. CONFIDENTIAL INFORMATION. The Executive shall not divulge or communicate
        ------------------------
to any person (except in performing the Executive's duties as an officer of the Company), or use for the Executive's own purposes, trade secrets, confidential commercial information or any other information, knowledge or data of the Company which is not generally known to the public, and shall use the Executive's best efforts to prevent the publication or disclosure by any other person of any such secret, information, knowledge or data. All documents and objects made, compiled, received, held or used by the Executive while employed by the Company in connection with the business of the Company shall be and remain the Company's property and shall be delivered by the Executive to the Company upon the termination of the Executive's employment. It is understood that the Executive shall retain ownership of the Executive's personal property, including the Executive's private working papers not containing proprietary information of or about the Company.

                                      (9)

12. NONCOMPETITION. The Executive agrees that during the Executive's employment
    --------------
at the Company, and for a period of one (1) year after the termination of the Executive's employment for Good Reason prior to a Change in Control, the Executive will not, directly or indirectly, whether or not for compensation and whether or not as an employee, be engaged in or have any financial interest in any business competing with the business of the Company within any state, region or locality in which the Company is then operating retail stores. For purposes of this Agreement, the Executive shall be deemed to be engaged in or to have a financial interest in such a business if the Executive is an employee, officer, director or partner of any person, partnership, corporation or other entity which is engaged in such a business, or if the Executive, directly or indirectly, performs services for such entity, or if the Executive or any member of the Executive's immediately family beneficially owns an equity interest in any such entity; provided, however, that the foregoing shall not prohibit the Executive or a member of the Executive's immediate family from owning less than 5 percent of any class of securities of a publicly held corporation. The Executive recognizes that a breach by the Executive of the Executive's obligations under this Paragraph 12 would cause irreparable injury to the Company, and the Company shall be entitled to an injunction enjoining the Executive from violating this Paragraph 12 and to terminate the Executive's severance benefits under Paragraph 6(a) and Paragraph 8.

    13. GROSS-UP PAYMENT. If following a Change in Control any amounts paid to
        ----------------
the Executive under this Agreement will be subject to the tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax"), the Company shall pay to the Executive upon the Executive's termination of employment with the Company an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive (after taking into account any Excise Tax and all federal, state and local income taxes imposed upon the payment provided by this Paragraph) shall be equal to all amounts due Executive under the terms of this Agreement. For purposes of determining whether any payments will be subject to the Excise Tax and the amount of such Excise Tax, the amount of taxes payable in respect of the payments due the Executive under this Paragraph shall be determined by the Executive's tax counsel in a written opinion delivered to the Company. Said tax counsel shall consider all payments or benefits to be received by the Executive in connection with a Change in Control of the Company

                                      (10)
as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(l) shall be treated as subject to the Excise Tax, unless in the opinion of such tax counsel such other payments or benefits do not constitute parachute payments, or such excess parachute payments represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal and state income taxes at the highest marginal rate of taxation in the calendar year in which the Gross-Up Payment is to be made. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment, the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

    14. COUNSEL FEES. The Company is aware that upon the occurrence of a Change
        ------------
in Control, the Board of Directors or a stockholder of the Company may then cause to attempt to cause the Company to refuse to comply with its obligations under this Agreement or may cause or attempt to cause the Company to institute litigation seeking to have this Agreement declared unenforceable, or attempt to take other action to deny the Executive the benefits intended under this Agreement. It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action since the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such expenses. Accordingly, if following a Change in Control it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement, or in the event the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the

                                      (11)
benefits intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive, from time to time, to retain counsel of his choice at the expense of the Company to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company. The reasonable fees and expenses of counsel selected from time to time by the Executive shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with his or her customary practices.

    15. TRUST FOR SECURING PAYMENT. The Executive understands and agrees that
        --------------------------
the members of the Board of Directors of the Company in office on the date of a Change in Control may elect to secure payment of all or part of the compensation, payments, benefits and/or legal fees due or which may come due to the Executive pursuant to the terms of this Agreement by such method as they shall determine, including, without limitation, the establishment of a trust funded by the transfer of Company funds or the establishment of an irrevocable letter of credit drawn on the Company in favor of the trust. Any such transfer or establishment of a letter of credit will be effectuated pursuant to resolutions adopted by such directors following a Change in Control, which resolutions shall designate the trustee(s) of such trust, adopt and authorize the execution of the trust agreement governing such trust and specify the compensation, payments, benefits and/or legal fees secured by the trust.

        The Executive understands and agrees that, while the Executive is employed by the Company and following termination of such employment, the aforementioned trust will pay to the Executive compensation, payments, benefits and/or legal fees due the Executive hereunder to the extent set forth in the resolutions adopted by the Company's Board of Directors, in fulfillment of the obligations of the Company pursuant to the terms of this Agreement. The Executive agrees he shall have no interest in the assets held by such trust unless and until such assets become distributable to him pursuant to the terms of the trust agreement and that the trustees of such trust shall be liable to the Executive only for their willful misconduct or gross negligence, but only to such extent that such Executive is unable to collect the compensation, payments, benefits and/or legal fees as specified by the resolutions adopted by the members of the Company's Board of Directors.

                                      (12)

        Nothing herein contained will diminish the obligation of the Company to provide the Executive with the compensation, payments, benefits and/or legal fees hereunder, but to the extent any such compensation payments, benefits and/or legal fees are actually paid by the trust to the Executive, the Company shall be relieved of its obligations to provide such compensation, payments, benefits and/or legal fees.

    16. SUCCESSOR TO THE COMPANY. As a condition to the effectiveness of any
        ------------------------
merger, consolidation or transfer of all or substantially all of the assets and/or business of the Company, the Company will require any successor or transferee to expressly and unconditionally agree, in a writing reasonably satisfactory to the Executive, to assume and/or guarantee payment and performance of this Agreement in the same manner and to the same extent that the Company would be required if no such succession or transfer had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason pursuant to Paragraph 5(f). As used in this Agreement, the "Company" shall mean Fay's Incorporated and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Paragraph or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation of which the Company owns a majority of the voting securities, "Company" as used in this Agreement shall include such employer.

    17. OFFICE. Following the Executive's termination of employment for any
        ------
reason whatsoever, including retirement, and continuing until the death of the Executive or the Executive attaining age 75, the Company shall, at the Executive's option, either (i) provide the Executive with an office and full-time secretarial services within the executive offices of the Company in a location acceptable to the Executive, or (ii) provide the Executive with an allowance of up to $3,000.00 per month for office rent and secretarial services.

    18. WITHHOLDING. Anything to the contrary notwithstanding, all payments
        -----------
required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding for income and Social Security taxes and other payroll deductions as are required by any applicable law or regulation.

                                      (13)

19. NOTICES. For purposes of this Agreement, notices and all other
    -------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt required, postage prepaid, as follows:

                 If to the Company:
                 Fay's Incorporated
                 7245 Henry Clay Boulevard
                 Liverpool, New York 13088
                 If to the Executive:
                 Henry A. Panasci, Jr.
                 3000 Howlett Hill
                 Road
                 Camillus, New York

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

    20. SEVERABILITY. Any provision or portion of this Agreement determined to
        ------------
be in conflict with any applicable law, statute or regulation shall be deemed, if possible, to be altered or modified to conform thereto, and the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

    21. AMENDMENT OR MODIFICATION; WAIVER. No provision of this Agreement may be
        ---------------------------------
amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board of Directors of the Company or any authorized committee of the Board of Directors and shall be agreed to in writing, signed by the Executive and by an officer of the Company "hereunto authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party of any breach by the other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

22. GENERAL PROVISIONS.
    ------------------

        (a) There shall be no right of setoff or counterclaim, in respect of any claim, debt or obligation, against any payments due the Executive, his dependents, beneficiaries or estate provided for in this Agreement.

                                      (14)

        (b) The Company and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance or other appropriate remedy to enforce performance of such agreements.

        (c) No right or interest to or in any payments due under this Agreement shall be assignable by the Executive; provided, however, that this Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators and heirs. If the Executive should die subsequent to the Executive having a right to receive severance benefits pursuant to Paragraph 6 hereof, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate.

        (d) No right, benefit or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or setoff in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

        (e) In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his legal representative or committee or, where appropriate, to his beneficiary or beneficiaries.

        (f) The titles to paragraphs in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any paragraph.

        (g) This Agreement shall be binding upon and shall inure to the benefit of the Executive, his heirs and legal representatives, and the Company and its successors as provided in Paragraph 16.

        (h) This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.

                                      (15)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  FAY'S INCORPORATED
(Corporate Seal)
By: /S/ Warren D. Wolfson
    ---------------------
/S/ Lori A. Pavente
- -------------------
Witness

                                        /S/ Henry A. Panasci, Jr.
                                        -------------------------
                                        Henry A. Panasci, Jr., Executive
/S/ Lori A. Pavente
- -------------------
Witness
(16)